Exhibit 99.1
Corpay Reports Second Quarter Financial Results
21% revenue growth, 10% organic revenue growth, and 36% adjusted EPS growth1

Atlanta, Ga., August 5, 2026 — Corpay, Inc. (NYSE: CPAY), the corporate payments and expense management company, today reported financial results for its second quarter ending June 30, 2026.

"Our second quarter results were excellent and exceeded our expectations, with revenue growth of 21% and adjusted net income per share growth of 36%," said Ron Clarke, chairman and chief executive officer, Corpay, Inc. "Organic revenue grew double digits for the fifth consecutive quarter, driven by our further rotation into a corporate payments and spend management company," concluded Clarke.

Financial Results for Second Quarter of 2026:

GAAP Results
•Revenues increased 21% to $1,338.8 million in the second quarter of 2026, compared with $1,102.0 million in the second quarter of 2025.
•Net income2 decreased 13% to $248.3 million in the second quarter of 2026, compared with $284.2 million in the second quarter of 2025.
•Net income per diluted share2 decreased 7% to $3.70 in the second quarter of 2026, compared with $3.98 per diluted share in the second quarter of 2025.
•In the second quarter of 2026, the Company recorded a $100 million charge for a preliminary settlement with the FTC's Bureau of Consumer Protection for a previously disclosed matter, that is subject to their customary approval process. We expect this process to conclude later this year.

Non-GAAP Results1
•Organic revenue growth1 was 10% in the second quarter of 2026.
•Adjusted EBITDA1 increased 24% to $767.2 million in the second quarter of 2026, compared to $620.6 million in the second quarter of 2025.
•Adjusted net income1,2 increased 27% to $464.4 million in the second quarter of 2026, compared with $366.4 million in the second quarter of 2025.
•Adjusted net income per diluted share1,2 increased 36% to $7.00 per diluted share in the second quarter of 2026, compared with $5.13 per diluted share in the second quarter of 2025.
"We delivered another quarter of 16% organic revenue growth in our Corporate Payments segment and lodging continued sequential organic revenue improvement," said Peter Walker, chief financial officer, Corpay, Inc. "We strengthened our balance sheet by refinancing our debt facilities, including increasing our revolving credit facility to $3.7 billion, and exited the quarter with 2.55x leverage. We also repurchased 1 million shares for $321 million in the quarter," concluded Walker.

Fiscal Year 2026 Outlook:

“We are raising our full-year outlook to reflect our strong second quarter performance, favorable macro conditions and continued confidence in the underlying strength of our business," said Peter Walker.

For fiscal year 2026, Corpay, Inc.'s financial guidance1 is revised as follows:

•Total revenues between $5.290 billion and $5.330 billion, growing 17% at the midpoint year over year;
•Net income between $1.285 billion and $1.325 billion;
•Net income per diluted share between $19.50 and $19.90;
•Adjusted net income between $1.790 billion and $1.830 billion; and
•Adjusted net income per diluted share between $27.15 and $27.55, growing 28% at the midpoint year over year.

Corpay’s guidance assumptions are as follows:

•Weighted average U.S. fuel prices equal to $4.02 per gallon for the rest of the year, based on the June 2026 EIA short-term energy outlook;
•Fuel price spreads for the rest of the year approximately flat with the 2025 average;
•Foreign exchange rates for the rest of the year, based on Bloomberg consensus forecast as of July 27, 2026;
•Interest expense between $435 million and $465 million for the full year, based on the SOFR forward curve as of July 30, 2026;
•Free cashflow is used to pay down debt;
•Proceeds from the sale of the maintenance business is used to repurchase shares;
•Approximately 66 million fully diluted shares outstanding;
•An adjusted effective tax rate of approximately 25% to 27%; and
•No impact related to material acquisitions or divestitures not disclosed.
Third Quarter of 2026 Outlook:

“Revenue for the third quarter of 2026 is expected to be approximately $1.355 billion at the midpoint, growing 16% year over year, and adjusted net income per diluted share is expected to be $7.15 at the midpoint, growing 26% year over year,” said Peter Walker.

As always, guidance may change in the future based on new information and therefore may not reflect actual results.
Conference Call:

The Company will host a conference call to discuss second quarter 2026 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Peter Walker, chief financial officer and Jim Eglseder, investor relations. The conference call will be webcast live from the Company's investor relations website at http://investor.corpay.com. The conference call can also be accessed live over the phone by dialing 1-(800)-347-6865 or 1-(203)-518-9757; the Conference ID is CORPAY. A replay will be available one hour after the call and can be accessed by dialing (844)-512-2921 or (412)-317-6671 for international callers; the replay conference ID is 11162155. The replay will be available through Wednesday, August 19, 2026. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about Corpay’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology and similar expressions.

These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements on preliminary information, internal estimates and management’s assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as risks related to our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; the impact of macroeconomic conditions, including any recession or economic downturn that has occurred or may occur in the future, and whether expected trends, including oil prices, retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle adoption, retail lodging prices, foreign exchange rates and interest rates trends develop as anticipated, and whether we are able to develop and implement successful strategies in light of these trends; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; our ability to successfully manage the derivative financial instruments that we use in our Cross-Border solutions to limit our exposure to various market risks, including changes in foreign exchange rates; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risks of mergers, acquisitions and divestitures, such as our recent acquisition of a partnership interest in AvidXchange and the acquisition of

Alpha, including, without limitation, the time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of information security controls, or other technology or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; the impact of changes in global tariff and trade policies and potential retaliatory actions by affected countries; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations and related requirements relating to privacy, information security and data protection; derivative and hedging activities and the related regulations and regulatory environment; use of third-party vendors and other third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations, as well as the other risks and uncertainties identified under the caption "Risk Factors" in the 2025 Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2026 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as required by law. You may access Corpay’s SEC filings for free by visiting the SEC web site at www.sec.gov.
About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income attributable to Corpay interchangeably, a non-GAAP financial measure. Adjusted net income attributable to Corpay is calculated as net income attributable to Corpay, adjusted to eliminate (a) non-cash stock-based compensation expense related to stock-based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, amortization of the premium recognized on the purchase of receivables and amortization attributable to the Company's noncontrolling interest, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, certain discrete tax items, the impact of business dispositions, impairment losses, asset write-offs, restructuring costs, loss on extinguishment of debt, taxes associated with stock-based compensation programs, losses and gains on foreign currency transactions, redemption value adjustment for a non-controlling interest and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of certain discrete tax items. We calculate adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash stock-based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock-based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, taxes related to stock-based compensation programs and impairment losses do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures, inclusive of changes in operational and capital structure, and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of Corpay.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, goodwill impairment, investment loss/gain and other operating, net. Adjusted EBITDA is defined as EBITDA further adjusted for stock-based compensation expense and other one-time items including certain legal expenses, restructuring costs and integration and deal related costs and other items as listed above for adjusted net income. EBITDA and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA as a percentage of revenue.

Management uses adjusted net income attributable to Corpay, adjusted net income per diluted share attributable to Corpay, organic revenue growth, EBITDA and adjusted EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About Corpay

Corpay (NYSE: CPAY), the Corporate Payments and Expense Management Company, is an S&P 500 company with three primary B2B solution sets. Spend Management, provides corporate and virtual card programs and automates procure-to-pay. Cross-Border, converts foreign currencies and establishes foreign bank accounts. Vehicle Solutions, controls fuel, tolls, parking and related vehicle spend. With Corpay, the more a business controls, the less it spends. To learn more, visit corpay.com.

Contact:

Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@corpay.com
__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.
2 Net income, net income per diluted share, adjusted net income and adjusted net income per diluted share is amount attributable to Corpay.

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(In thousands, except per share amounts and percentages)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)

Revenues, net	$1,338,809	$1,102,030	21%	$2,599,796	$2,107,697	23%
Expenses:
Processing	275,165	238,517	15%	547,227	460,361	19%
Selling	150,607	115,777	30%	298,814	223,334	34%
General and administrative	223,674	176,994	26%	427,473	333,953	28%
Depreciation and amortization	118,297	91,350	29%	233,123	183,538	27%
Other operating, net	99,891	2	NM	107,242	(3)	NM
Gain on disposition, net	1,099	—	NM	122,522	—	NM
Operating income	472,274	479,390	(1)%	1,108,439	906,514	22%
Other expenses:
Other expense (income), net	6,278	(10,572)	NM	27,326	(6,477)	NM
Interest expense, net	114,719	96,872	18%	224,819	190,794	18%
Loss on extinguishment of debt	6,557	—	—%	6,557	1,596	311%
Total other expenses, net	127,554	86,300	48%	258,702	185,913	39%
Income before income taxes	344,720	393,090	(12)%	849,737	720,601	18%
Provision for income taxes	92,932	109,012	(15)%	244,235	192,648	27%
Net income	251,788	284,078	(11)%	605,502	527,953	15%
Less: Net income (loss) attributable to noncontrolling interests	3,481	(90)	NM	7,129	552	NM
Net income attributable to Corpay	$248,307	$284,168	(13)%	$598,373	$527,401	13%
Basic earnings per share*	$3.75	$4.03	(7)%	$8.91	$7.49	19%
Diluted earnings per share*	$3.70	$3.98	(7)%	$8.79	$7.38	19%
Weighted average shares outstanding:
Basic shares	65,542	70,546		66,536	70,432
Diluted shares	66,325	71,429		67,379	71,494

*For 2026, Basic and Diluted earnings per share amounts are determined under the two-class method
NM - Not Meaningful

Corpay, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,163,539	$2,408,097
Restricted cash	7,004,803	6,583,843
Accounts and other receivables (less allowance)	2,656,036	2,145,679
Securitized accounts receivable — restricted for securitization investors	2,300,000	1,823,000
Prepaid expenses and other current assets	1,359,614	1,002,621
Total current assets	16,483,992	13,963,240
Property and equipment, net	472,324	472,310
Goodwill and other intangibles, net	10,069,667	10,802,551
Other assets	1,198,184	1,170,034
Total assets	$28,224,167	$26,408,135
Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Customer deposits	8,915,786	8,118,566
Accounts payable, accrued expenses and other current liabilities	3,517,924	2,832,581
Securitization facility	2,300,000	1,823,000
Current portion of notes payable and lines of credit	2,225,389	1,522,530
Total current liabilities	16,959,099	14,296,677
Notes payable and other obligations, less current portion	6,098,142	6,656,157
Deferred income taxes	599,773	614,345
Other noncurrent liabilities	665,201	612,279
Total noncurrent liabilities	7,363,116	7,882,781
Commitments and contingencies
Redeemable noncontrolling interest	314,000	302,000
Stockholders’ equity:
Common stock	133	132
Additional paid-in capital	4,116,011	3,970,077
Retained earnings	10,857,309	10,264,751
Accumulated other comprehensive loss	(1,356,551)	(1,392,154)
Treasury stock	(10,075,018)	(8,958,942)
Total Corpay stockholders’ equity	3,541,884	3,883,864
Noncontrolling interest	46,068	42,813
Total equity	3,587,952	3,926,677
Total liabilities, redeemable noncontrolling interest and equity	$28,224,167	$26,408,135

Corpay, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2026	2025
	(Unaudited)	(Unaudited)
Operating activities
Net income	$605,502	$527,953
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	72,100	58,177
Stock-based compensation	59,509	47,234
Provision for credit losses on accounts and other receivables	90,650	62,162
Provision for legal settlement	100,000	—
Amortization of deferred financing costs and discounts	7,246	4,842
Amortization of intangible assets and premium on receivables	161,023	125,361
Loss on extinguishment of debt	6,557	1,596
Deferred income taxes	(53,612)	(25,499)
Gain on disposition of business	(122,522)	—
Other non-cash operating expense, net	28,860	(8,700)
Changes in operating assets and liabilities (net of acquisitions/disposition)	458,166	272,970
Net cash provided by operating activities	1,413,479	1,066,096
Investing activities
Acquisitions, net of cash acquired	—	(154,648)
Purchases of property and equipment	(105,529)	(97,407)
Proceeds from disposition, net of cash	421,701	—
Proceeds from sale of cost method investment	30	14,843
Other	5,252	14,572
Net cash provided by (used in) investing activities	321,454	(222,640)
Financing activities
Proceeds from issuance of common stock	86,425	55,962
Repurchase of common stock	(1,112,526)	(90,877)
Borrowings on securitization facility, net	477,000	316,000
Deferred financing costs	(28,189)	(10,827)
Proceeds from notes payable	5,350,400	750,000
Principal payments on notes payable	(5,989,311)	(98,570)
Borrowings from revolver	7,947,000	4,490,000
Payments on revolver	(7,212,000)	(5,357,000)
Borrowings on subsidiary swingline, net	60,779	23,667
Other	756	—
Net cash (used in) provided by financing activities	(419,666)	78,355
Effect of foreign currency exchange rates on cash	(114,140)	153,202
Net increase in cash and cash equivalents and restricted cash	1,201,127	1,075,013
Net decrease in cash classified within current assets held for sale	(24,725)	—
Cash and cash equivalents and restricted cash, beginning of period	8,991,940	4,456,345
Cash and cash equivalents and restricted cash, end of period	$10,168,342	$5,531,358
Supplemental cash flow information
Cash paid for interest, net	$281,019	$238,796
Cash paid for income taxes, net	$350,478	$261,987

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except per share amounts; shares in millions)
(Unaudited)

The following table reconciles net income attributable to Corpay to adjusted net income attributable to Corpay and adjusted net income per diluted share attributable to Corpay.*

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to Corpay	$248,307	$284,168	$598,373	$527,401

Stock-based compensation	32,014	28,868	59,509	47,234
Amortization[1]	85,105	64,137	168,269	130,203
Legal settlements and litigation	100,944	278	101,526	863
Loss on extinguishment of debt	6,557	—	6,557	1,596
Integration and deal related costs	38,127	14,452	55,053	25,841
Restructuring and related costs	2,839	3,330	6,879	6,130
Gain on disposition, net	(1,099)	—	(122,522)	—
Adjustments at equity method investment, net of tax	14,321	—	35,711	—
Other[2]	2,641	(6,903)	13,022	(396)
Total adjustments	281,449	104,162	324,004	211,471
Income tax impact of pre-tax adjustments at the effective tax rate[3]	(65,372)	(27,840)	(104,926)	(55,456)
Discrete tax items[4]	—	5,931	44,103	5,931
Adjusted net income attributable to Corpay	$464,384	$366,421	$861,554	$689,347
Adjusted net income per diluted share attributable to Corpay[5]	$7.00	$5.13	$12.80	$9.64
Diluted shares	66.3	71.4	67.4	71.5

[1] Includes consolidated amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes losses and gains on foreign currency transactions, amortization expense attributable to the Company's noncontrolling interests, taxes associated with stock-based compensation programs and a loss on an economic hedge of a foreign-denominated purchase price of an acquisition and other non-recurring items.

[3] Represents provision for income taxes of pre-tax adjustments. Adjustments related to our equity method investment are tax effected at the effective tax rate of the investment as stated.
[4] For 2026, represents discrete taxes on net gain realized upon disposition of our PaybyPhone business within Vehicle Payments of $40.0 million and taxes related to our equity method investment.
[5] Excludes the impact on earnings per share of the adjustment of a non-controlling interest to its maximum redemption value of $2.8 million and $5.8 million for the three and six months ended June 30, 2026, respectively.

* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric and percentages)
(Unaudited)

The following table presents revenues, net and revenues, net per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[1]
	Three Months Ended June 30,				Three Months Ended June 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
CORPORATE PAYMENTS[2]
'- Revenues, net	$548.7	$387.3	$161.4	42%	$538.1	$465.5	$72.6	16%
'- Spend volume	$94,635	$55,673	$38,962	70%	$94,635	$66,238	$28,397	43%
'- Revenues, net per spend $	0.58%	0.70%	(0.12)%	(17)%	0.57%	0.70%	(0.13)%	(19)%
VEHICLE PAYMENTS
'- Revenues, net	$580.2	$512.0	$68.2	13%	$523.5	$484.3	$39.1	8%
'- Transactions	147.6	207.3	(59.7)	(29)%	147.1	136.3	10.9	8%
'- Revenues, net per transaction	$3.93	$2.47	$1.46	59%	$3.56	$3.55	$0.00	—%
'- Tag transactions[3]	23.9	22.8	1.1	5%	23.9	22.8	1.1	5%
'- Parking transactions[4]	—	67.8	(67.8)	(100)%	—	—	—	—%
- Fleet transactions	100.8	101.6	(0.8)	(1)%	100.3	98.4	1.9	2%
- Other transactions	22.9	15.1	7.8	52%	22.9	15.1	7.8	52%
LODGING PAYMENTS
'- Revenues, net	$123.2	$119.8	$3.4	3%	$122.5	$119.8	$2.7	2%
'- Room nights	7.5	8.7	(1.1)	(13)%	7.5	8.7	(1.1)	(13)%
'- Revenues, net per room night	$16.34	$13.84	$2.50	18%	$16.24	$13.84	$2.40	17%
OTHER[5]
'- Revenues, net	$86.7	$82.9	$3.8	5%	$86.7	$82.9	$3.8	5%
'- Transactions	450.4	420.1	30.3	7%	450.4	420.1	30.3	7%
'- Revenues, net per transaction	$0.19	$0.20	$—	(2)%	$0.19	$0.20	$—	(2)%
CORPAY CONSOLIDATED REVENUES
'- Revenues, net	$1,338.8	$1,102.0	$236.8	21%	$1,270.7	$1,152.5	$118.2	10%

[1] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[2] Corporate payments revenue per spend dollar decreased over the prior year due to new payables and cross-border enterprise clients.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the second quarter of 2026 is 8.0 million.
[4] Parking transactions relates to PayByPhone, a mobile parking payments business within our Vehicle Payments segment, which we sold to a third party in March 2026.
[5] Other includes Gift, Outsourced Card Processing and Payroll Card.
* Columns may not calculate due to rounding. 2025 recast to conform with current period segment presentation.

Exhibit 3
Revenues by Geography and Segment
(In millions, except percentages)
(Unaudited)

Revenues, net by Geography*	Three Months Ended June 30,				Six Months Ended June 30,
	2026	%	2025	%	2026	%	2025	%
US	$600	45%	$541	49%	$1,144	44%	$1,049	50%
Brazil	217	16%	170	15%	428	16%	333	16%
UK	202	15%	148	13%	407	16%	294	14%
Other	319	24%	242	22%	621	24%	432	20%
Consolidated Revenues, net	$1,339	100%	$1,102	100%	$2,600	100%	$2,108	100%

*Columns may not calculate due to rounding.

Revenues, net by Segment*	Three Months Ended June 30,				Six Months Ended June 30,
	2026	%	2025	%	2026	%	2025	%
Corporate Payments	$549	41%	$387	35%	$1,053	40%	$732	35%
Vehicle Payments	580	43%	512	46%	1,144	44%	986	47%
Lodging Payments	123	9%	120	11%	234	9%	230	11%
Other	87	6%	83	8%	169	6%	159	8%
Consolidated Revenues, net	$1,339	100%	$1,102	100%	$2,600	100%	$2,108	100%

*Columns may not calculate due to rounding. 2025 recast to conform with current period segment presentation.

Exhibit 4
Segment Results*
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026[1]	2025[2]	% Change	2026[1]	2025[2]	% Change
Revenues, net:
Corporate Payments	$548,724	$387,305	42%	$1,052,591	$732,421	44%
Vehicle Payments	580,209	512,027	13%	1,144,112	986,305	16%
Lodging Payments	123,183	119,790	3%	234,157	230,015	2%
Other[3]	86,693	82,908	5%	168,936	158,956	6%
	$1,338,809	$1,102,030	21%	$2,599,796	$2,107,697	23%
Operating income:
Corporate Payments	$199,642	$156,937	27%	$378,723	$286,760	32%
Vehicle Payments	190,053	241,643	(21)%	572,857	464,429	23%
Lodging Payments	49,500	49,294	—%	92,265	92,337	—%
Other[3]	33,079	31,516	5%	64,594	62,988	3%
	$472,274	$479,390	(1)%	$1,108,439	$906,514	22%
Depreciation and amortization:
Corporate Payments	$57,280	$30,374	89%	$110,529	$60,081	84%
Vehicle Payments	46,705	45,666	2%	94,275	92,521	2%
Lodging Payments	11,639	12,960	(10)%	22,962	25,784	(11)%
Other[3]	2,673	2,350	14%	5,357	5,152	4%
	$118,297	$91,350	29%	$233,123	$183,538	27%

[1] Results from Gringo acquired in the first quarter of 2025 are reported in the Vehicle Payments segment from the date of acquisition. Results from Alpha acquired in the fourth quarter of 2025 are reported in the Corporate Payments segment from the date of acquisition.

[2] Segment results for 2025 have been recast to conform to current period segment presentation.
[3] Other includes Gift, Outsourced Card Processing and Payroll Card.
NM - Not Meaningful
*Columns may not calculate due to rounding.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended June 30,		Three Months Ended June 30,
	2026*	2025*	2026*	2025*
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$538.1	$465.5	$94,635	$66,238
Impact of acquisitions/dispositions[2]	—	(78.2)	—	(10,566)
Impact of fuel prices/spread	3.5	—	—	—
Impact of foreign exchange rates	7.1	—	—	—
As reported	$548.7	$387.3	$94,635	$55,673
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$523.5	$484.3	147.1	136.3
Impact of acquisitions/dispositions	0.8	27.7	0.5	71.0
Impact of fuel prices/spread	26.7	—	—	—
Impact of foreign exchange rates	29.2	—	—	—
As reported	$580.2	$512.0	147.6	207.3
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$122.5	$119.8	7.5	8.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.7	—	—	—
As reported	$123.2	$119.8	7.5	8.7
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$86.7	$82.9	450.4	420.1
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
As reported	$86.7	$82.9	450.4	420.1

CORPAY CONSOLIDATED REVENUES
Pro forma and macro adjusted	$1,270.7	$1,152.5	Intentionally Left Blank
Impact of acquisitions/dispositions	0.8	(50.5)
Impact of fuel prices/spread[3]	30.2	—
Impact of foreign exchange rates[3]	37.0	—
As reported	$1,338.8	$1,102.0

[1] Other includes Gift, Outsourced Card Processing and Payroll Card.
[2] Revenues reflect 2025 proforma impact of acquisition of Alpha Group.
[3] Revenues reflect the positive impact of movements in foreign exchange rates of approximately $37 million, positive impact from fuel prices of approximately $20 million and the positive impact of fuel price spreads of approximately $10 million.

* Columns may not calculate due to rounding. 2025 recast to conform with current period segment presentation.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA AND ADJUSTED EBITDA MEASURES
(In millions, except percentages)
(Unaudited)

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to net income from operations.*

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income from operations	$251.8	$284.1	$605.5	$528.0
Provision for income taxes	92.9	109.0	244.2	192.6
Interest expense, net	114.7	96.9	224.8	190.8
Other expense, net	6.3	(10.6)	27.3	(6.5)
Depreciation and amortization	118.3	91.4	233.1	183.5
Gain on disposition, net	(1.1)	—	(122.5)	—
Loss on extinguishment of debt	6.6	—	6.6	1.6
Other operating, net	99.9	—	107.2	—
EBITDA	$689.4	$570.7	$1,326.3	$1,090.0

Stock-based compensation	$32.0	$28.9	$59.5	$47.2
Other addbacks[1]	45.8	21.0	70.0	38.7
Adjusted EBITDA	$767.2	$620.6	$1,455.8	$1,176.0

Revenues, net	$1,338.8	$1,102.0	$2,599.8	$2,107.7
Adjusted EBITDA margin	57.3%	56.3%	56.0%	55.8%

[1] Includes certain legal expenses, restructuring costs and integration and deal related costs
* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles full year 2026 and third quarter 2026 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range.

	2026 GUIDANCE
	Low*	High*
Net income attributable to Corpay	$1,285	$1,325
Net income per diluted share	$19.50	$19.90

Stock-based compensation	150	150
Amortization	330	330
Gain on disposition, net	(122)	(122)
Other	286	286
Total pre-tax adjustments	$644	$644

Income taxes	(139)	(139)
Adjusted net income	$1,790	$1,830
Adjusted net income per diluted share	$27.15	$27.55

Diluted shares	66	66

	Q3 2026 GUIDANCE
	Low*	High*
Net income attributable to Corpay	$343	$363
Net income per diluted share	$5.26	$5.46

Stock-based compensation	42	42
Amortization	81	81
Other	33	33
Total pre-tax adjustments	$156	$156

Income taxes	(39)	(39)
Adjusted net income	$460	$480
Adjusted net income per diluted share	$7.05	$7.25

Diluted shares	66	66

* Columns may not calculate due to rounding.